                                                             EXHIBIT 4(b)(3)

                                   LIMITED WAIVER
                                        RE:
                           CREDIT ACCEPTANCE CORPORATION
       FIRST AMENDED AND RESTATED 8.24% SENIOR NOTES DUE JULY 1, 2001 ISSUED
              UNDER NOTE PURCHASE AGREEMENT DATED AS OF AUGUST 1, 1996

                                                    Dated as of July 27, 1998
Credit Acceptance Corporation
25505 West Twelve Mile Road
Suite 3000
Southfield, Michigan 48034-8339

Ladies and Gentlemen:

     Reference is made to the First Amended and Restated 8.24% Senior Notes due July 1, 2001 (the "Notes") issued by Credit Acceptance Corporation, a Michigan corporation (together with its successors and assigns, the "Company"), in the original aggregate principal amount of $70,000,000 pursuant to separate Note Purchase Agreements, each dated as of August 1, 1996 (collectively, as amended, the "Note Agreement"), between the Company and each of the purchasers listed on Annex 1 thereto (collectively, together with their respective successors and assigns, the "Noteholders"). All terms not otherwise defined herein are used with the same meaning as set forth in the Note Agreement.

     We have been informed by the Company that the Company and certain Restricted Subsidiaries propose to enter into an amendment to the Credit Agreement pursuant to which the Company will agree to grant to the Banks a Lien on certain collateral on or before November 30, 1998, including, without limitation, all right, title and interest of the Company and its "Significant Domestic Subsidiaries" (as defined in the Credit Agreement) to Advances (and Installment Contracts and other rights relating thereto), subject to the rights of its Dealers under the Dealer Agreements (excluding assets disposed of pursuant to a Permitted Securitization), 100% of the outstanding capital stock of its "Significant Domestic Subsidiaries" and 65% of the share capital of its Credit Acceptance Corporation UK Limited subsidiary (the "Lien Provision").
Section 6.6(a) of the Note Agreement prohibits the Company and the Restricted Subsidiaries from including the Lien Provision in the proposed amendment to the Credit Agreement. In addition, the definition of "Permitted Securitization" in the Credit Agreement is proposed to be amended to delete the requirement to reduce the "Aggregate Commitment", the "Line of Credit Maximum Amount" and the "Revolving Credit Maximum Amount" (as defined in the Credit Agreement) by 80% of the net proceeds of each disposition in connection with a securitization (the "Credit Agreement Reduction Provision").

     1. Waiver. Subject to the terms and conditions set forth in Section 3 hereof, the Company requests that the Noteholders waive, and the undersigned Noteholders do hereby waive:

          (a) any Event of Default resulting from the Company's failure to comply with Section 6.6(a) of the Note Agreement due solely to the existence of the Lien Provision in the Credit Agreement and the agreements set forth in
Section 2(a) hereof;

          (b) provided that the Noteholders are granted equal and ratable Liens in accordance with Section 6.6(b) of the Note Agreement (as if the Lien granted to the Banks was granted in violation of Section 6.6 of the Note Agreement) contemporaneously with the grant of Liens to the Banks pursuant to the Lien Provision and on the same assets, any Event of Default resulting from the granting of the Liens to the Banks pursuant to the Lien Provision and to the holders of the Company's other two series of senior notes; and

          (c) provided that, and only as long as and to the extent that, the Credit Agreement Reduction Provision is removed from the Credit Agreement, the requirement contained in paragraph (d) of the definition of Permitted Securitization in the Note Agreement to reduce the "aggregate commitment", the "revolving credit maximum amount" and the "line of credit maximum amount" under the Credit Agreement (as such terms are defined in the Credit Agreement) in connection with securitization transactions occurring after the date hereof.

     2.   Acknowledgments and Agreement.

          (a)  (i)   At the time required under Section 6.6(b) of the Note
Agreement (but in no event later than when such Liens are granted to Banks and holders of the Company's other two series of senior notes), the Company agrees that it will execute and deliver documents (in form and substance satisfactory to the Required Holders) granting to or for the benefit of the Noteholders, as security for the Notes, an equal and ratable Lien in the Property which is covered by the Liens to be granted to the Banks in accordance with the requirements of the Lien Provision and to the holders of the Company's other two series of senior notes in accordance with the requirements of their respective Note Purchase Agreements (as modified by the related Limited Waivers of even date herewith), all of which Liens shall be on an equal and ratable basis with the Liens granted in accordance with the requirements of the Note Agreement (as modified hereby).

               (ii) Nothing herein shall be deemed to amend, modify or supersede the rights of the Noteholders pursuant to Section 6.6(b) of the Note Agreement; provided, however, that the last sentence of Section 6.6(b) of the Note Agreement shall be subject to Section 1(b) hereof.

               (iii) The Company's failure to comply with the requirements of this Section 2(a) shall constitute a violation of Section 6.6 of the Note Agreement (and, accordingly, an Event of Default under the Note Agreement).

          (b) Without limitation of Section 10.5(d) of the Note Agreement, the Company shall pay or, if paid by the Noteholders, reimburse the Noteholders for, all out of pocket fees, costs and expenses paid or incurred by any Noteholder in connection with the negotiation, preparation, drafting, implementation, modification, administration and enforcement of this letter, the Note Agreement, the Notes and the documents to be delivered pursuant to Section 2(a) hereof.

          (c) The Company represents that no Default or Event of Default exists on the date hereof.

     3. Effectiveness; Effect Upon Other Provisions of the Note Agreement and the Notes.

          (a) The effectiveness of the waiver and other terms set forth herein is subject to the full execution and the delivery of this letter by the Company and the Required Holders, and full execution and delivery of letters containing substantially identical terms to those set forth in this letter by the Company and the "Required Holders" of each of the other two series of the Company's senior notes.

          (b) The execution, delivery and effectiveness of this letter shall not be deemed, except as expressly provided herein, (i) to operate as a waiver of any right, power or remedy of the Noteholders under the Note Agreement or the Notes, nor constitute a waiver of any provision thereunder, or (ii) to prejudice any rights which any Noteholder now has or may have in the future under or in connection with the Note Agreement, the Notes or any other documents referred to therein. All terms and conditions of the Note Agreement shall remain unchanged and in full force and effect, except as, and to the extent, set forth in this letter agreement.

     4.   Counterparts.

          This letter and all acceptances hereof may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to us in care of our special counsel, Hebb & Gitlin, a Professional Corporation, One State Street, Hartford, Connecticut 06103, Attention: David Silber (facsimile:
(860)278-8968).

[Remainder of page intentionally blank.  Next page is signature page.]

Very truly yours,
                              ASSET ALLOCATION & MANAGEMENT COMPANY AS AGENT FOR CENTRAL STATES HEALTH & LIFE COMPANY OF OMAHA


                              By: /S/ K. LANGE
                                 ---------------------------------
                                  Name:     KATHY R. LANGE
                                  Title:    AUTHORIZED SIGNATORY

                              ASSET ALLOCATION & MANAGEMENT COMPANY AS AGENT FOR THE CHARLES SCHWAB TRUST COMPANY FBO GUARANTY INCOME LIFE INSURANCE COMPANY


                              By: /S/ K. LANGE
                                 ---------------------------------
                                  Name:     KATHY R. LANGE
                                  Title:    AUTHORIZED SIGNATORY

                              ASSET ALLOCATION & MANAGEMENT COMPANY AS AGENT FOR AMERICAN COMMUNITY MUTUAL INSURANCE


                              By: /S/ K. LANGE
                                 ---------------------------------
                                  Name:     KATHY R. LANGE
                                  Title:    AUTHORIZED SIGNATORY:

                              ASSET ALLOCATION & MANAGEMENT COMPANY AS AGENT FOR CENTRAL RE CORP. & PHOENIX


                              By: /S/ K. LANGE
                                 ---------------------------------
                                  Name:     KATHY R. LANGE
                                  Title:    AUTHORIZED SIGNATORY

  [Signature Page to Limited Waiver dated as of July 27, 1998 in respect of First Amended and Restated 8.24% Senior Notes Due July 1, 2001 of Credit Acceptance Corporation]

                              ASSET ALLOCATION & MANAGEMENT COMPANY AS AGENT FOR LONE STAR LIFE INSURANCE COMPANY


                              By: /S/ K. LANGE
                                 ---------------------------------
                                  Name:     KATHY R. LANGE
                                  Title:    AUTHORIZED SIGNATORY


                              ASSET ALLOCATION & MANAGEMENT COMPANY AS AGENT FOR OZARK NATIONAL LIFE INSURANCE COMPANY


                              By: /S/ K. LANGE
                                 ---------------------------------
                                  Name:     KATHY R. LANGE
                                  Title:    AUTHORIZED SIGNATORY


                              ASSET ALLOCATION & MANAGEMENT COMPANY AS AGENT FOR CSA FRATERNAL LIFE


                              By: /S/ K. LANGE
                                 ---------------------------------
                                  Name:     KATHY R. LANGE
                                  Title:    AUTHORIZED SIGNATORY


                              ASSET ALLOCATION & MANAGEMENT COMPANY AS AGENT FOR KANAWHA INSURANCE COMPANY


                              By: /S/ K. LANGE
                                 ---------------------------------
                                  Name:     KATHY R. LANGE
                                  Title:    AUTHORIZED SIGNATORY



  [Signature Page to Limited Waiver dated as of July 27, 1998 in respect of First Amended and Restated 8.24% Senior Notes Due July 1, 2001 of Credit Acceptance Corporation]

                              ASSET ALLOCATION & MANAGEMENT COMPANY AS AGENT FOR OLD GUARD MUTUAL INSURANCE COMPANY


                              By: /S/ K. LANGE
                                 ---------------------------------
                                  Name:     KATHY R. LANGE
                                  Title:    AUTHORIZED SIGNATORY


                              WILLIAM BLAIR & COMPANY, LLC


                              BY   WILLIAM BLAIR & COMPANY, LLC,
                              ATTORNEY-IN-FACT

                              By: /S/ JAMES D. MCKINNEY
                                 ---------------------------------
                                  Name:     JAMES D. MCKINNEY
                                  Title:    PRINCIPAL

                              COMBINED INSURANCE COMPANY OF AMERICA
                              BY: AON ADVISORS, INC.


                              By: /S/ KEITH LEMMER
                                 ---------------------------------
                                  Name:     KEITH LEMMER
                                  Title:    SENIOR PORTFOLIO MANAGER

                              CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                              BY CIGNA INVESTMENTS, INC.


                              By: /S/ JAMES R. KUZEMCHAK
                                 ---------------------------------
                                  Name:     JAMES R. KUZEMCHAK
                                  Title:    MANAGING DIRECTOR

                              CONNECTICUT GENERAL LIFE INSURANCE COMPANY,
                              ON BEHALF OF ONE OR MORE SEPARATE ACCOUNTS
                              BY CIGNA INVESTMENTS, INC.


                              By: /S/ JAMES R. KUZEMCHAK
                                 ---------------------------------
                                  Name:     JAMES R. KUZEMCHAK
                                  Title:    MANAGING DIRECTOR

                              MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY


                              By: /S/ THOMAS LI
                                 ---------------------------------
                                  Name:     THOMAS LI
                                  Title:    MANAGING DIRECTOR

                              CM LIFE INSURANCE COMPANY


                              By: /S/ THOMAS LI
                                 ---------------------------------
                                  Name:     THOMAS LI
                                  Title:    MANAGING DIRECTOR


                              NATIONWIDE LIFE INSURANCE COMPANY


                              By: /S/ MARK W. POEPPELMAN
                                 ---------------------------------
                                  Name:     MARK W. POEPPELMAN
                                  Title:    INVESTMENT OFFICER

                              PAN AMERICAN LIFE INSURANCE COMPANY


                              By: /S/ F. ANDERSON STONE
                                 ---------------------------------
                                  Name:     F. ANDERSON STONE
                                  Title:    VICE PRESIDENT
                                            CORPORATE SECURITIES

                              PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY
                              BY: PHOENIX INVESTMENT COUNSEL, INC.


                              By: /S/ ROSEMARY T. STREKEL
                                 ---------------------------------
                                  Name:     ROSEMARY T. STREKEL
                                  Title:    SENIOR MANAGING DIRECTOR

                              SECURITY BENEFIT LIFE INSURANCE COMPANY


                              By: /S/ STEVEN M. BOWSER
                                 ---------------------------------
                                  Name:     STEVEN M. BOWSER
                                  Title:    SECOND VICE PRESIDENT

Accepted and Agreed:


                              CREDIT ACCEPTANCE CORPORATION


                              By: /S/ BRETT A. ROBERTS
                                 ---------------------------------
                                  Name:     BRETT A. ROBERTS
                                  Title:    EXECUTIVE VICE PRESIDENT
                                            AND CFO






[Signature Page to Limited Waiver dates as of July 27, 1998 in respect of First Amended and Restated 8.24% Senior Notes Due July 1, 2001 of Credit Acceptance Corporation]

                                      ANNEX I
           FIRST AMENDED AND RESTATED 8.24% SENIOR NOTES DUE JULY 1, 2001

Central States Health & Life Company of Omaha
The Charles Schwab Trust Company fbo Guaranty Income Life Insurance Company American Community Mutual Insurance
Central Re Corp. & Phoenix
Lone Star Life Insurance Company
Ozark National Life Insurance Company
CSA Fraternal Life
Kanawha Insurance Company
Old Guard Mutual Insurance Company
Combined Insurance Company of America
Connecticut General Life Insurance Company
Massachusetts Mutual Life Insurance Company
CM Life Insurance Company
Nationwide Life Insurance Company
Pan American Life Insurance Company
Phoenix Home Life Mutual Insurance Company
Security Benefit Life Insurance Company
William Blair & Company, LLC